Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS

Company achieves record quarterly sales level

PALO ALTO, Calif. – August 15, 2011 – CPI International Holding Corp., the parent company of CPI International, Inc., today announced financial results for the third quarter of fiscal 2011 ended July 1, 2011.  CPI International, Inc. is the parent company of Communications & Power Industries LLC (CPI).  These financial results have also been posted to the SEC Filings & Periodic Reports page in the News & Events section of CPI’s Web site at www.cpii.com.

In comparison to the same periods of fiscal 2010, CPI:

•	Increased third quarter sales by 11 percent;
•	Increased year-to-date orders by seven percent and sales by nine percent, generating a book-to-bill ratio of 1.05; and
•
Increased third quarter EBITDA by 17 percent, or $2.1 million.  Net income decreased by $6.0 million due to the impact of expenses related to the acquisition of CPI by The Veritas Capital Fund IV, L.P. in February 2011.

“It has been a momentous year for CPI,” said Joe Caldarelli, chief executive officer.  “We refinanced and sold the company to Veritas Capital, aligning ourselves with an excellent private equity partner that has a deep expertise in our markets and a thorough understanding of our business.  At the same time, we won significant new business in our defense markets, maintained strong business in our commercial and military communications markets and enjoyed an uptick in our industrial market.  Our medical market was adversely affected by the irregularity of our MRI orders and sales, but our underlying medical business remains stable and in good condition.  As a result, our third quarter sales were the highest in CPI’s history and our backlog is near record levels.”

In the third quarter of fiscal 2011, CPI generated total sales of $104.2 million, an increase from the $93.9 million in sales generated in the same quarter of the previous year and the first time in the company’s history that CPI has achieved a quarterly sales level in excess of $100 million.  Sales increased 33 percent in CPI’s defense markets, were essentially unchanged in the communications market and decreased six percent in the medical market.  The substantial increase in defense market sales was due to increased sales to support a new counter-improvised explosive device (counter-IED) program for which CPI began production shipments in the most recent quarter.  Third quarter sales for this program, which is expected to be completed in fiscal 2011, were $13.9 million.

During the first nine months of fiscal 2011, CPI’s orders totaled $302 million, an increase from the $283 million in orders booked during the prior year’s period.  Orders increased 25% in CPI’s defense markets, were essentially unchanged in its communications market and decreased six percent in its medical market.  The significant increase in defense orders resulted from increased orders to support the new counter-IED program as well as the Aegis weapons system.Net loss in the third quarter of fiscal 2011 equaled $1.8 million, a decrease from the $4.2 million in net income recorded in the third quarter of the prior year.  This decrease in net income was primarily due to an increase in expenses related to the February 2011 acquisition of CPI by Veritas Capital, including higher amortization, depreciation and other expenses resulting from the application of purchase accounting and the non-deductibility of certain acquisition-related expenses for income tax purposes, as well as higher interest expenses due to the refinancing of the company in connection with the acquisition.

CPI generated $14.4 million in EBITDA in the third quarter of fiscal 2011, an increase from the $12.3 million in EBITDA generated in the prior year’s third quarter.  CPI generated adjusted EBITDA of $19.5 million, or 18.7 percent of sales, in the most recent quarter, an increase as compared to the $16.7 million, or 17.8 percent of sales, in adjusted EBITDA recorded in the prior year’s third quarter.  These increases in EBITDA and adjusted EBITDA mainly resulted from higher sales volumes and the related improvements in gross profit and operating efficiencies.

As of July 1, 2011, CPI’s cash and cash equivalents totaled $31.9 million.  For the 12 month period ended July 1, 2011, cash flow from operating activities and free cash flow equaled $8.9 million and $2.3 million, respectively.  Adjusted free cash flow for the same period was $27.8 million.

About CPI International Holding Corp.

CPI International Holding Corp., headquartered in Palo Alto, California, is the parent company of CPI International, Inc., which is the parent company of Communications & Power Industries LLC, a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications.  Communications & Power Industries LLC develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications.  End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.

Non-GAAP Supplemental Information

EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow presented here are non-generally accepted accounting principles (GAAP) financial measures.  EBITDA represents earnings before net interest expense, provisions for income taxes and depreciation and amortization.  Adjusted EBITDA represents EBITDA further adjusted to exclude certain non-recurring, non-cash or other unusual items.  EBITDA margin represents EBITDA divided by sales.  Adjusted EBITDA margin represents adjusted EBITDA divided by sales.  Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees.  Adjusted free cash flow represents free cash flow further adjusted to exclude certain non-recurring or other unusual items.

CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business.  In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses.  Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow of other companies.  Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

###

Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide our current expectations, beliefs or forecasts of future events.  Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements.  These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental laws and regulations; and inability to obtain raw materials and components.  These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission.  As a result of these uncertainties, you should not place undue reliance on these forward-looking statements.  All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands – unaudited)

	Three Months Ended(1)
	July 1, 2011	July 2, 2010
	(Successor)	(Predecessor)
Sales	$104,206	$93,876
Cost of sales, including $3,907 of utilization of net increase in cost basis of inventory due to purchase accounting for the three months ended July 1, 2011	77,077	64,953
Gross profit	27,129	28,923
Operating costs and expenses:
Research and development	3,269	3,542
Selling and marketing	5,300	5,178
General and administrative	6,427	6,373
Amortization of acquisition-related intangible assets	4,853	688
Strategic alternative transaction expenses	344	3,589
Total operating costs and expenses	20,193	19,370
Operating income	6,936	9,553
Interest expense, net	6,811	3,780
Income before income taxes	125	5,773
Income tax expense	1,957	1,562
Net (loss) income	$(1,832)	$4,211

Other comprehensive (loss) income, net of tax
Net unrealized loss on cash flow hedges and minimum pension liability adjustment	-	(1,096)
Comprehensive (loss) income	$(1,832)	$3,115

(1)
“Successor” refers to CPI International Holding Corp. and its subsidiaries following the February 11, 2011merger with Veritas Capital. “Predecessor” refers to CPI International, Inc. and its subsidiaries prior to the February 11, 2011 merger.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands – unaudited)

	Fiscal Year(1)
	2011		2010
	February 11, 2011 to July 1, 2011	October 2, 2010 to February 10, 2011	Nine Months Ended July 2, 2010
	(Successor)	(Predecessor)	(Predecessor)
Sales	$164,010	$124,223	$264,995
Cost of sales, including $7,474 of utilization of net increase in cost basis of inventory due to purchase accounting for period February 11, 2011 to July 1, 2011	121,073	91,404	185,910
Gross profit	42,937	32,819	79,085
Operating costs and expenses:
Research and development	5,432	4,994	9,287
Selling and marketing	8,002	8,264	15,392
General and administrative	9,552	11,853	18,560
Amortization of acquisition-related intangible assets	7,282	999	2,062
Strategic alternative transaction expenses	9,129	4,668	3,800
Total operating costs and expenses	39,397	30,778	49,101
Operating income	3,540	2,041	29,984
Interest expense, net	10,949	5,788	11,516
Loss on debt extinguishment, net	134	-	-
(Loss) income before income taxes	(7,543)	(3,747)	18,468
Income tax expense	1,462	983	5,924
Net (loss) income	$(9,005)	$(4,730)	$12,544

Other comprehensive income (loss), net of tax
Net unrealized gain (loss) on cash flow hedges and minimum pension liability adjustment	225	459	(92)
Comprehensive (loss) income	$(8,780)	$(4,271)	$12,452

(1)
“Successor” refers to CPI International Holding Corp. and its subsidiaries following the February 11, 2011merger with Veritas Capital. “Predecessor” refers to CPI International, Inc. and its subsidiaries prior to the February 11, 2011 merger.

 CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands – unaudited, except per share data)

	July 1,	October 1,
	2011	2010
	(Successor)(1)	(Predecessor)(1)
Assets
Current Assets:
Cash and cash equivalents	$31,924	$42,829
Restricted cash	1,538	1,804
Accounts receivable, net	44,828	45,707
Inventories	82,937	75,208
Deferred tax assets	10,433	11,030
Prepaid and other current assets	6,330	6,459
Total current assets	177,990	183,037
Property, plant, and equipment, net	81,653	54,259
Deferred debt issue costs, net	14,196	1,604
Intangible assets, net	267,330	72,474
Goodwill	181,141	162,225
Other long-term assets	5,160	4,677
Total assets	$727,470	$478,276

Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long-term debt	$1,500	$66,000
Accounts payable	25,642	24,290
Accrued expenses	29,250	23,653
Product warranty	5,464	5,101
Income taxes payable	3,675	5,022
Deferred income taxes	14	-
Advance payments from customers	15,669	12,670
Billings in excess of costs and estimated earnings on uncompleted contracts	2,788	1,548
Total current liabilities	84,002	138,284
Deferred income taxes	86,871	21,707
Long-term debt, less current portion	362,043	128,934
Other long-term liabilities	6,014	5,411
Total liabilities	538,930	294,336
Commitments and contingencies
Stockholders’ equity
Common stock (Successor: $0.01 par value, 2 shares authorized; 1 share issued and outstanding. Predecessor: $0.01 par value, 90,000 shares authorized; 17,020 shares issued and 16,813 shares outstanding)	-	170
Additional paid-in capital	197,320	80,015
Accumulated other comprehensive income (loss)	225	(141)
(Accumulated deficit) retained earnings	(9,005)	106,696
Treasury stock	-	(2,800)
Total stockholders’ equity	188,540	183,940
Total liabilities and stockholders' equity	$727,470	$478,276

(1)
“Successor” refers to CPI International Holding Corp. and its subsidiaries following the February 11, 2011merger with Veritas Capital. “Predecessor” refers to CPI International, Inc. and its subsidiaries prior to the February 11, 2011 merger.

 CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands – unaudited)

	Fiscal Year(1)
	2011		2010
	February 11, 2011 to July 1, 2011	October 2, 2010 to February 10, 2011	Nine Months Ended July 2, 2010
	(Successor)	(Predecessor)	(Predecessor)
Cash flows from operating activities
Net cash provided by operating activities	$7,340	$4,277	$22,516

Cash flows from investing activities
Capital expenditures	(2,483)	(2,434)	(2,824)
Acquisition of predecessor entity	(370,490)	-	-
Payment of patent application fees	-	(6)	(36)
Net cash used in investing activities	(372,973)	(2,440)	(2,860)

Cash flows from financing activities
Equity investment, net	197,144	-	-
Proceeds from issuance of Successor's senior subordinated notes	208,550	-	-
Borrowings under Successor's term loan facility	143,815	-	-
Debt issue costs	(3,071)	-	-
Redemption and repurchase of Predecessor's senior subordinated notes and floating rate notes	(129,000)	-	-
Repayment of borrowings under Predecessor's term loan facility	(66,000)	-	-
Repayment of borrowings under Successor's term loan facility	(750)	-	-
Payment for Predecessor's senior credit facilities agreement amendment	-	(379)	-
Proceeds from issuance of common stock to employees	-	217	579
Proceeds from exercise of stock options	-	174	214
Excess tax benefit on stock option exercises	-	2,191	582
Net cash provided by financing activities	350,688	2,203	1,375

Net (decrease) increase in cash and cash equivalents	(14,945)	4,040	21,031
Cash and cash equivalents at beginning of period	46,869	42,829	26,152
Cash and cash equivalents at end of period	$31,924	$46,869	$47,183

Supplemental cash flow disclosures
Cash paid for interest	$3,361	$6,451	$8,008
Cash paid for income taxes, net of refunds	$56	$6,284	$8,069

(1)
“Successor” refers to CPI International Holding Corp. and its subsidiaries following the February 11, 2011merger with Veritas Capital. “Predecessor” refers to CPI International, Inc. and its subsidiaries prior to the February 11, 2011 merger.

CPI International Holding Corp.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(in thousands - unaudited)

		Three Months Ended		Nine Months Ended
		July 1,	July 2,	July 1,	July 2,
		2011	2010	2011(1)	2010
Net (loss) income		$(1,832)	$4,211	$(13,735)	$12,544
Depreciation and amortization		7,438	2,768	15,226	8,253
Interest expense, net		6,811	3,780	16,737	11,516
Income tax expense		1,957	1,562	2,445	5,924
EBITDA		14,374	12,321	20,673	38,237

Adjustments to exclude certain non-recurring or non-cash items:
Stock-based compensation expense	(2)	234	782	5,101	2,300
Loss on debt extinguishment	(3)	-	-	134	-
Merger expenses	(4)	344	-	13,797	3,800
Write-off of inventory step-up	(5)	3,907	-	7,474	-
Veritas Capital management fee	(6)	600	3,589	900	-
Total adjustments		5,085	4,371	27,406	6,100
Adjusted EBITDA		$19,459	$16,692	$48,079	$44,337

EBITDA margin	(7)	13.8%	13.1%	7.2%	14.4%
Adjusted EBITDA margin	(8)	18.7%	17.8%	16.7%	16.7%
Net income margin	(9)	(1.8%)	4.5%	(4.8%)	4.7%

(1)	Based on the combined results of CPI International Holding Corp. for the period February 11, 2011 through July 1, 2011, and the predecessor, CPI International, Inc. (the Predecessor), for the period October 2, 2010 through February 10, 2011. CPI believes that this presentation facilitates the ability of its investors to more meaningfully compare its combined operating results for the nine months ended July 1, 2011 with the corresponding period of fiscal year 2010.
(2)	Represents a charge for stock options, restricted stock awards, restricted stock unit awards and the employee discount related to CPIs Employee Stock Purchase Plan, including for the acceleration of vesting of stock options in conjunction with the sale of the Predecessor. In addition, starting with the three months ended July 1, 2011, represents compensation expense for Class B membership interests by certain members of management and independent directors in the companys parent, CPI International Holding LLC.
(3)	Represents bond tender fees and other related expenses related to the retirement of debt obligations of the Predecessor, net of a gain from debt repayment at less than fair value.
(4)	Represents non-recurring transaction costs, such as fees for investment bankers, attorneys and other professional services rendered in conjunction with the sale of the company. For the nine months ended July 1, 2011, also includes cash payments for the unvested portion of restricted stock awards for which vesting was accelerated.
(5)	Represents a non-cash charge for utilization of the net increase in cost basis of inventory that resulted from purchase accounting in connection with the sale of the company.
(6)	Represents a management fee payable to Veritas Capital for advisory and consulting services.
(7)	Represents EBITDA divided by sales.
(8)	Represents adjusted EBITDA divided by sales.
(9)	Represents net income divided by sales.

CPI International Holding Corp.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow, Adjusted Free Cash Flow, Free Cash Flow Conversion
and Free Cash Flow per Share
(in thousands, except percent data - unaudited)

		Twelve Months Ended
		July 1,
		2011(1)
Net cash provided by operating activities		$8,909
Capital expenditures		(6,585)
Payment of patent application fees		(11)
Free cash flow		2,313

Adjustments to exclude certain non-recurring items:
Cash paid for prior year transfer pricing audit	(2)	827
Cash paid for merger expenses, net of taxes	(3)	23,653
Cash paid for Veritas Capital management fee, net of taxes	(4)	630
Cash paid for debt extinguishment, net of taxes	(5)	391
Total adjustments		25,504
Adjusted free cash flow		$27,817

Free cash flow		$2,313
Net loss		$(19,540)

(1)		Based on the combined results of CPI International Holding Corp. for the period February 11, 2011 through July 1, 2011, and the predecessor, CPI International, Inc. (the "Predecessor"), for the period June 30, 2010 through February 10, 2011.
(2)		Represents a payment made with respect to an audit by the Canada Revenue Agency (CRA) of Communications & Power Industries Canada Inc.s (CPI Canada) purchase of the Satcom Division in fiscal years 2001 and 2002. CPI Canada has received a tax assessment, including interest expense, for prior fiscal years, based on tax deductions related to the valuation of the Satcom business. While the CRA is in the process of finalizing the audit assessment, certain payments are required to be made in the meantime. The Company considers this a non-recurring use of cash as it pertains to previous years.
(3)		Represents cash paid, net of income taxes, for: (i) transaction costs in connection with the proposed merger with Comtech in the fourth quarter of fiscal year 2010, including a termination fee, and expenses for investment bankers, attorneys and other professional services, (ii) fees for investment bankers, attorneys, other professional services and for transaction costs in connection with the sale of the company, and (iii) cash payments for the unvested portion of restricted stock awards for which vesting was accelerated in connection with the sale of the company.
(4)		Represents a management fee paid to Veritas Capital for advisory and consulting services, net of income taxes.
(5)		Represents cash paid for bond tender fees and other related expenses related to the retirement of debt obligations of the Predecessor, net of income taxes.